As filed with the Securities and Exchange Commission on September 19, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST NIAGARA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

42-1556195

(I.R.S. Employer

Identification Number)

726 Exchange Street

Suite 618

Buffalo, New York 14210

(716) 819-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Mineo

General Counsel and Corporate Secretary

726 Exchange Street

Suite 618

Buffalo, New York 14210

(716) 819-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark J. Welshimer, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares
Senior Debt Securities
Subordinated Debt Securities
Purchase Contracts
Units
Warrants

1.	An indeterminate amount of securities to be offered at indeterminate prices are being registered pursuant to this registration statement.
2.	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fees.

PROSPECTUS

First Niagara Financial Group, Inc.

Common Stock

Preferred Stock

Depositary Shares

Senior Debt Securities

Subordinated Debt Securities

Purchase Contracts

Units

Warrants

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. Our common stock is listed on the NASDAQ Global Select Market under the symbol “FNFG.”

Investing in our securities involves risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated herein by reference, in any of our subsequently filed quarterly and current reports that are incorporated herein by reference and in any applicable prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated September 19, 2011.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or the accompanying prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and the accompanying prospectus supplement together are an offer to sell only the securities offered hereby and thereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and accompanying prospectus supplement is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, common stock, preferred stock, depositary shares representing interests in preferred stock, senior debt securities, subordinated debt securities, purchase contracts, units and warrants.

Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “First Niagara”, “we”, “us”, “our” or similar references mean First Niagara Financial Group, Inc.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and on our website at https://www.fnfg.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference in this prospectus, information on those websites is not part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and before the date that the offering of securities by means of this prospectus is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2010;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (as amended by the Form 10-Q/A filed on September 7, 2011);

•

Current Reports on Form 8-K filed on the following dates: March 16, 2010, January 31, 2011, March 11, 2011, March 24, 2011, April 6, 2011, April 15, 2011 (as amended July 1, 2011), April 19, 2011, April 27, 2011 (as amended May 27, 2011), August 1, 2011, August 8, 2011 and September 19, 2011.

Unless stated otherwise in the applicable report, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K, including those listed above, is not incorporated herein by reference.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

First Niagara Financial Group, Inc.

726 Exchange Street

Suite 618

Buffalo, New York 14210

Attention: Investor Relations Department

(716) 625-8673

Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus is not part of this prospectus.

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters, dealers or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates of those documents.

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RATIOS OF EARNINGS TO FIXED CHARGES AND

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated is as follows:

	Six Months Ended June 30,		Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	2.70	3.00	3.57	3.18	3.38	4.02	4.57
Including interest on deposits	1.98	2.04	2.38	1.93	1.76	1.62	1.81

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:
Excluding interest on deposits	2.70	3.00	3.57	2.06	3.23	4.02	4.57
Including interest on deposits	1.98	2.04	2.38	1.54	1.73	1.62	1.81

Our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends are calculated in accordance with SEC requirements and computed by dividing earnings by fixed charges and earnings by combined fixed charges and preferred stock dividend requirements, respectively. For purposes of computing these ratios, earnings consist of net income before extraordinary items plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, consist of interest expense on borrowings and one-third of our rental expense, which we deem to represent interest. Preferred share dividend requirements represent the amount of pre-tax income required to pay the dividends on preferred shares. Before we issued the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”), on November 21, 2008, we had had no preferred shares outstanding during the period presented. The Series A Preferred Stock was redeemed on May 27, 2009. Therefore, the ratio of earnings to combined fixed charges and preferred share dividends is identical to the ratio of earnings to fixed charges for the years ended December 31, 2006, 2007 and 2010.

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USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise specified in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by our counsel, Sullivan  & Cromwell LLP. Any underwriters will be represented by their own legal counsel.

EXPERTS

Our consolidated statements of condition as of December 31, 2010 and 2009, and the related consolidated statements of income, comprehensive income, and changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, included in our 2010 Annual Report on Form 10-K for the year ended December 31, 2010, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of NewAlliance Bancshares, Inc. included in our Current Report on Form 8-K dated April 15, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Harleysville National Corporation and its subsidiaries as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by First Niagara. All amounts shown are estimates.

	Amount to be paid
SEC registration fee		$(1)
Listing fee		(2)
Legal fees and expenses		(2)
Fees and expenses of qualification under state securities laws (including legal fees)		(2)
Accounting fees and expenses		(2)
Printing fees		(2)
Rating agency fees		(2)
Trustee and depositary fees and expenses		(2)
Miscellaneous		(2)
Total	$

(1)	To be determined. First Niagara is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933.
(2)	To be determined. These fees are calculated based on the number of issuances and amount and type of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and agents, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. First Niagara’s restated certificate of incorporation provides for indemnification of its officers and directors to the fullest extent permitted by the DGCL.

As permitted by Section 102 of the DGCL, First Niagara’s restated certificate of incorporation provides that no director will be liable to First Niagara or its stockholders for monetary damages for breach of certain fiduciary duties as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any its directors, officers, employees and agents against any liability asserted against them in connection with or arising out of their position with the corporation. First Niagara maintains liability insurance covering its directors and officers for claims asserted against them or incurred by them in their capacity as directors and officers, including claims brought under the Securities Act of 1933, within the limits and subject to the limitations of the policies. The indemnification and insurance provided for directors of First Niagara are subject to Section 174 of the DGCL, which governs liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption.

Item 16.	Exhibits

The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement for common stock.*

1.2	Form of Underwriting Agreement for preferred stock.*

1.3	Form of Underwriting Agreement for depositary shares.*

1.4	Form of Underwriting Agreement for senior debt securities.*

1.5	Form of Underwriting Agreement for subordinated debt securities.*

1.6	Form of Underwriting Agreement for purchase contracts.*

1.7	Form of Underwriting Agreement for units.*

1.8	Form of Underwriting Agreement for warrants.*

4.1	Form of Common Stock Certificate of First Niagara Financial Group, Inc.**

4.2	Senior Notes Indenture, dated September 4, 2009, between First Niagara Financial Group, Inc. and The Bank of New York Mellon, as Trustee.***

4.3	Subordinated Indenture, dated March 16, 2010, between First Niagara Financial Group, Inc. and U.S. Bank National Association, as Trustee.****

5.1	Opinion of Sullivan & Cromwell LLP.

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1	Consent of KPMG LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Grant Thornton LLP.

23.4	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

24.1	Powers of attorney.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Senior Notes Indenture.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indenture for Subordinated Notes.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 of First Niagara Financial Group, Inc. and New First Niagara Financial Group, Inc. filed with the SEC on September 18, 2002.
***	Incorporated by reference to Exhibit 2.4 to the Form 8-K of First Niagara Financial Group, Inc. filed with the SEC on September 9, 2009.
****	Incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registration Statement on Form S-3 of First Niagara Financial Group, Inc. filed with the SEC on March 16, 2010.

Item 17.	Undertakings

Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on September 19, 2011.

FIRST NIAGARA FINANCIAL GROUP, INC.

By:	/s/ JOHN R. KOELMEL
John R. Koelmel
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on September 19, 2011.

Signature	Title

/s/ JOHN R. KOELMEL John R. Koelmel	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ GREGORY W. NORWOOD Gregory W. Norwood	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

* Thomas E. Baker	Director

* G. Thomas Bowers	Chairman of the Board of Directors

* Roxanne J. Coady	Director

* Carl A. Florio	Director

* Carlton L. Highsmith	Director

* Barbara S. Jeremiah	Director

* William H. Jones	Director

* George M. Philip	Director

* Peter B. Robinson	Director

* Louise Woerner	Director

* Nathaniel D. Woodson	Director

* David M. Zebro	Vice Chairman of the Board of Directors

*By:	/s/ JOHN R. KOELMEL
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement for common stock.*

1.2	Form of Underwriting Agreement for preferred stock.*

1.3	Form of Underwriting Agreement for depositary shares.*

1.4	Form of Underwriting Agreement for senior debt securities.*

1.5	Form of Underwriting Agreement for subordinated debt securities.*

1.6	Form of Underwriting Agreement for purchase contracts.*

1.7	Form of Underwriting Agreement for units.*

1.8	Form of Underwriting Agreement for warrants.*

4.1	Form of Common Stock Certificate of First Niagara Financial Group, Inc.**

4.2	Senior Notes Indenture, dated September 4, 2009, between First Niagara Financial Group, Inc. and The Bank of New York Mellon, as Trustee.***

4.3	Subordinated Indenture, dated March 16, 2010, between First Niagara Financial Group, Inc. and U.S. Bank National Association, as Trustee.****

5.1	Opinion of Sullivan & Cromwell LLP.

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1	Consent of KPMG LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Grant Thornton LLP.

23.4	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

24.1	Powers of attorney.

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee under the Senior Notes Indenture.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indenture for Subordinated Notes.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 of First Niagara Financial Group, Inc. and New First Niagara Financial Group, Inc. filed with the SEC on September 18, 2002.
***	Incorporated by reference to Exhibit 2.4 to the Form 8-K of First Niagara Financial Group, Inc. filed with the SEC on September 9, 2009.
****	Incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registration Statement on Form S-3 of First Niagara Financial Group, Inc. filed with the SEC on March 16, 2010.